STOCK PURCHASE AGREEMENT

Private Purchase and Sale of Common Stock of Loto Inc.

THIS AGREEMENT is made and entered into as a private transaction of the date set forth on the signature page below, by and between the Seller set forth on the signature page hereto (the “Seller”) and the purchaser set forth on the signature page below (the “Purchaser”);

WHEREAS, the Seller is the record owner and holder of common stock shares (the “Common Stock”), of Loto Inc., a Nevada corporation (the “Company”);

WHEREAS, the Seller desires to sell to Purchaser such shares of Common Stock of the Company set forth on the signature page below, (“Stock”); and

WHEREAS, the Purchaser desires to purchase the Stock and the Seller desires to sell the Stock, upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the adequacy of which is expressly acknowledged as sufficient in all respects, the Seller and the Purchaser hereby agree as follows:

1.	PURCHASE AND SALE.

(a)
Subject to the terms and conditions hereinafter set forth, at the Closing of the transaction as defined herein, the Seller shall sell, convey, transfer, and deliver to the Purchaser the Stock, and the Purchaser shall purchase from the Seller the Stock for the purchase price in the aggregate as set forth on the signature page hereto (the “Purchase Price”).

(c)
The Closing of the transactions contemplated by this Agreement (the “Closing”), shall be deemed to occur after all three of the following conditions have been satisfied: (i) after acceptance of this Agreement by the Seller, (ii) after receipt of the Note representing payment for the Stock; and (iii) upon receipt by the Purchaser of the stock certificate representing the purchased Stock into escrow of the Escrow Agent as defined herein.

(d)
The Purchase Price for the Stock shall be delivered by the Purchaser in the form of a Note, in the form set forth as Exhibit A hereto (the “Note”).  The Note shall be for the full amount of the Purchase Price and shall have an interest rate equal to prime rate plus 1.5%.  The principal and interest shall be due three (3) years from the date of its execution.

(e)
Acceptance of the Agreement shall be subject to delivery of anti-money laundering due diligence documentation which is satisfactory to the bank of the Seller, the requirements of which are set forth on the Signature Page hereto.  The Seller reserves the right to request any and all supplemental anti-money laundering due diligence information which it deems necessary, as determined and requested at its sole discretion and the Seller may reject the acceptance of any proceeds delivered as the Purchase Price if such due diligence information is not satisfactory to the Seller.

Stock Purchase Agreement

2.	REPRESENTATIONS AND WARRANTIES OF SELLER.

(a)
The Seller hereby represents and warrants to the Purchaser: (i) The Seller is not a party to any agreement, written or oral, creating rights in respect to the Stock in any third person or relating to ownership or voting of the Stock;  (ii) the Seller is the lawful owner of the Stock, free and clear of all security interests, liens, encumbrances, contingent or otherwise, equities or other charges, taxes or restrictions of any nature (except restrictions of applicable securities laws); (iii) there are no existing warrants, options, purchase agreements, redemption agreements, calls, puts or other rights of any nature whatsoever relating to the Stock, nor are there any other understandings, arrangements or agreements creating rights of third parties with respect to such Stock.  Except with respect to restrictions applied as a matter of law pertaining to transfers of restricted securities, at the Closing, the Purchaser will acquire all right, title and interest in the Stock free and clear of any impairment, encumbrance or liens or any interest, contingent or otherwise, of any person, public or private entity, association or organization, or any judicial orders or any governmental entity or quasi-governmental authority.

(b)
The Seller hereby represents and warrants that there has been no act or omission by the Seller which would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated hereby and no third party has any rights, contingent or otherwise, in the Stock or proceeds thereto.

(c)
The Seller acknowledges its understanding that the offering and sale of Stock is intended to be exempt from registration under Rule 903 of Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(d)	The Seller is not receiving a selling concession, fee or other remuneration in respect of the securities sold.

3.	REPRESENTATIONS AND WARRANTIES OF PURCHASER.

(a)
No consent, approval, authorization or order of, or any filing or declaration with any governmental authority or any other person, is required for the consummation by the Purchaser of any of the transactions contemplated by the Purchaser under this Agreement.

(b)
The Purchaser is acquiring the Stock for his or her own account as principal, and not as a nominee or agent; for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part; and no other person has a direct or indirect beneficial interest in such Stock or any portion thereof.  The Purchaser has no contract, undertaking, agreement or arrangement with any person to sell, transfer, distribute or grant participations in the Stock to any person, entity or organization.

Stock Purchase Agreement

(c)
The Purchaser is not acquiring the Stock as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or pursuant to any solicitation of a subscription by a person not previously known to the Purchaser in connection with investment securities generally.

(d)
Except as otherwise provided in this Agreement, the Purchaser understands that the Company is under no obligation to register the Stock under the Securities Act, or to assist the Purchaser in complying with the Securities Act or the securities laws of any state of the United States or of any foreign jurisdiction.  The Purchaser understands that the Stock must be held indefinitely unless such Stock is registered under the Securities Act or an exemption from registration is available.  The Purchaser acknowledges that such person has been advised of the limitation of Rule 144 promulgated under the Securities Act (“Rule 144”), and that the Purchaser has been advised that Rule 144 permits resales only under certain circumstances which are currently not available with respect to the Stock.  The Purchaser understands that it will be unable to sell or trade any of the Stock without either registration under the Securities Act or the availability of exemption from registration.

(e)
The Purchaser (i) is experienced in making investments of the kind described in this Agreement, (ii) is able, by reason of his or her own business and financial experience and or his or her own professional advisors, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investment in the Stock and (iii) is able to afford the entire loss of his or her own investment in the Stock.

(f)
The Purchaser acknowledges his understanding that the offering and sale of Stock is intended to be exempt from registration under Rule 903 of Regulation S promulgated under the Securities Act.  In furtherance thereof, in addition to the other representations and warranties of the Purchaser made herein, nothing herein shall construe the Purchaser as an agent acting on behalf of the Company.

(g)
Purchaser is aware that no U.S. federal or state agency has (i) made any finding or determination as to the fairness of this investment, (ii) made any recommendation or endorsement of the Stock, or (iii) guaranteed or insured any investment in the Stock or any investment made by the Company.

(h)
Purchaser understands that the price of the Stock offered hereby bear no relation to the assets, book value or net worth of the Company and such price was determined solely by mutually agreement as determined between the Purchaser and the Seller.  Purchaser acknowledges and understands that there is a risk of dilution on his or its investment in the Company.

Stock Purchase Agreement

4.	REGULATION S REPRESENTATIONS

(a)
The Purchaser acknowledges and agrees that the Company shall, and shall instruct its transfer agent to, refuse to register any transfer of the Common Stock issued hereunder not made in accordance with the provisions of Regulation S, pursuant to registration under Securities Act or pursuant to an available exemption from registration required under the Securities Act.

(b)
The Purchaser understands and acknowledges that the shares of Stock have not been registered under the Securities Act and are being offered and transferred in reliance upon the exemptions provided in Regulation S of the Securities Act and the Rules and Regulations adopted thereunder.  Accordingly, the shares of Stock may not be offered or sold in the U.S. or to U.S. Persons (as such term is used in Regulation S) unless the securities are registered under the Securities Act, or an exemption for the regulation requirements is available.  Furthermore, hedging transactions involving the shares of Stock may not be conducted unless in compliance with the Securities Act.

(c)
The Purchaser makes the following representations and warranties for the benefit of the Seller and the Company with the intent that the same may be relied upon in determining the suitability of the Purchaser as a qualified Non-U.S. Person purchaser and transferee of securities:

(i) The Purchaser did not receive the offer for the shares of Stock (the “Offer”), nor was he, she or it solicited to purchase the shares of Stock, in the United States; that this Agreement has not been executed or delivered by the Purchaser in the United States, and neither the Purchaser nor any Person acting on behalf of the Purchaser has engaged, directly or indirectly, in any negotiations with respect to the Offer or this Agreement in the United States;

(ii) The Purchaser is not a U.S. Person (i.e., (i) not an individual resident in the U.S.; (ii) a partnership or corporation organized or incorporated in the United States; (iii) an estate of which any executor or administrator is a U.S. Person; (iv) a trust of which any trustee is a U.S. Person; (v) a dealer holding an account for a customer; (vi) an agency or branch of a foreign entity located in the U.S.; or (vii) a partnership or corporation (A) organized or incorporated under the laws of any foreign jurisdiction and (B) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act and is not acquiring the shares of Stock for the account or benefit of a U.S. Person;

(iii) The Purchaser is not purchasing the shares of Stock as a result of, or subsequent to, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or other publication or broadcast over television or radio in the U.S.; (ii) any promotional seminar or meeting in the U.S., or (iii) any solicitation by a Person not previously known to it in connection with investments in securities generally; and

Stock Purchase Agreement

(iv) The shares of Stock have not been registered under the Securities Act or under any state securities laws and that the Purchaser agrees to transfer its shares of Stock in the U.S. or to, or for the account or benefit of, U.S. Persons only if (i) the shares of Stock are duly registered under the Securities Act and all applicable state securities laws; or (ii) there is an exemption from registration under the Securities Act, including any exemption from the registration requirements of the Securities Act which may be available pursuant to Rule 903 or Rule 904 under Regulation S, and all applicable state securities laws; that prior to any such transfer the Company may require, as a condition affecting a transfer of the shares of Stock, an opinion of counsel in form and substance satisfactory to the Company as to the registration or exemption therefrom under the Securities Act and applicable state securities laws; that the Company is under no obligation to register the shares of Stock under the Securities Act or any applicable state securities laws on its behalf or to assist it in complying with any exemption from such registration;

(v) Except as distributed by Purchaser in accordance with the requirements and provisions of Rule 903 of Regulation S; the shares of Stock will be acquired solely for the account of the Purchaser, for investment purposes only, and not with a view to, or for sale in connection with, any distribution thereof and with no present intention of distributing or reselling any part of the shares of Stock.

(vi) The Purchaser agrees not to sell, pledge, transfer, dispose of, or otherwise deal with or engage in hedging transactions involving, its shares of Stock or any portion thereof except as otherwise permitted herein, unless and until counsel for the Company shall have determined that the intended disposition or action is permissible and does not violate the Securities Act or any applicable state securities laws, or the rules and regulations thereunder.

(vii) The Purchaser jurisdiction of principal place of business and corporate domicile, as set forth on the signature page hereto with respect to notices under this Agreement, is true and correct.

(viii) The Purchaser is not the issuer, a distributor, dealer or an affiliate of the issuer, distributor or a dealer.  The Purchaser is not receiving a selling concession, fee or other remuneration in respect of the securities sold.  The Purchaser undertakes and agrees that: (a) any offer or resale of the Stock within a one year restricted period shall be made solely outside of the United States in an offshore transaction on a designated offshore securities market as such term is defined in Rule 902(b) of Regulation S promulgated under the Securities Act; (b) No directed selling efforts shall be made in the United States by any seller, an affiliate, or any person acting on their behalf; (c) the Seller or a person acting on the Seller's behalf will send to the Purchaser a confirmation or other notice stating that the securities may be offered and sold during the distribution compliance period only in accordance with the provisions of this Regulation S (Rule 901 through Rule 905, and Preliminary Notes); pursuant to registration of the securities under the Act; or pursuant to an available exemption from the registration requirements of the Act.

Stock Purchase Agreement

5.	GENERAL PROVISIONS.

(a) Entire Agreement. This Agreement (including the covenants of confidentiality incorporated herein by reference to the Memorandum, the schedules and exhibits hereto and any written amendments hereof executed by the parties) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.  The Company and the Company’s Transfer Agent, although not signatory parties hereto, are expressly authorized and permitted to rely upon any and all provisions of this Agreement.  No other third party beneficiaries may rely upon this Agreement.

(b) Headings and Construction. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.  All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

(c) Costs.  Except as otherwise set forth herein, each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

(d) Each Certificate representing the Stock shall be imprinted with the following legend restricting the transferability of the Stock except as permitted by applicable securities laws or exemptions therefrom:

THE SECURITIES ARE BEING OFFERED TO PURCHASERS IN A PRIVATE TRANSACTION WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.  TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

(e) Severability. Each provision of this Agreement shall be considered separable and, if for any reason any provision(s) hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.

(f) Survival.  The parties’ representations and warranties made in this Agreement shall survive the execution and delivery hereof and delivery of the purchased Stock.

Stock Purchase Agreement

(g) Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing and given or made (a) by personal delivery or (b) by overnight courier service with confirmation of receipt at the respective addresses set forth on the signature page hereto, or at such other address as any party hereto may subsequently furnish in writing to the other party.

(h) Assignability.  This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Seller without the consent of the Purchaser and the transfer or assignment of the Stock shall be made only in accordance with this Agreement.  The Purchaser may assign its rights hereunder without consent of the Seller provided such assignee performs all obligations of Seller set forth hereunder.

(i) Irrevocability; Binding Effect.  The Purchaser hereby acknowledges and agrees that the purchase hereunder is irrevocable, except as required by applicable law, and that this Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns.  This obligations of the Seller hereunder shall terminate if the bank of the Seller does not accept the anti-money laundering documentation of Purchaser.

(j) Modification.  This Agreement shall not be modified, amended or waived except by a written instrument signed by the party against whom any such modification, amendment or waiver is sought.

(k) Disputes.  Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled exclusively by binding arbitration in Toronto, Ontario, Canada pursuant to the rules of an arbitral forum mutually agreed upon by the Seller and the Purchaser.  In the event that an arbitral forum is not agreed upon after delivery of notice by the party initiating such arbitration and forty-five days after confirmed receipt of such notice by the other party, then any court having competent jurisdiction over the party shall have full power and authority to appoint an arbitrator in Toronto, Ontario, Canada, who shall be a solicitor with not less than ten years corporate transactional experience.  The fees and costs of such arbitration shall be paid by the non-prevailing party.

(l) Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.  Each of the Seller and the Purchaser (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Each of the Seller and the Purchaser consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

Stock Purchase Agreement

(m) Stock Power.  The undersigned, a stockholder of record of Loto Inc., by the hand of its duly authorized undersigned directors, hereby assigns and transfers title unto the Purchaser the shares of Common Stock set forth on the signature page hereto, as represented by the stock certificate of Seller, at such time as all terms and conditions in this Agreement are satisfied or waived, subject to delivery and acceptance by the Company’s Transfer Agent, and the Seller does hereby irrevocably constitute and appoint the law firm of Wuersch & Gering LLP as agent (the “Agent”) to cause the transfer of title of said shares of Common Stock on the books of the within named Company, with full power of substitution in the premises, effective as of the date of delivery to the Transfer Agent.  This provision shall be deemed to serve as a Stock Power and shall have the same full power, force and effect as a separate Stock Power instrument, which may be fully relied upon by the Company, the Agent and the Transfer Agent to the same and full extent as a separately endorsed Stock Power.  The Transfer Agent is hereby expressly authorized to accept delivery of this Agreement and any related instruction letter via fax, or scan and e-mail, and to accept fax or scanned copies of the aforementioned executed documents, and the Transfer Agent is furthermore expressly authorized to accept the stock power contained herein without a medallion signature guarantee or notary authentication.

(n) As a security for the payment of the Purchase Price, the Purchaser shall place stock certificates representing the Shares into escrow with the law firm designated by Purchaser (the “Escrow Agent”).  The Purchaser and Seller agree that the terms of such escrow shall be mutually agreed upon based on the standard form of the Escrow Agent.  The Escrow Agent shall release to Purchaser all stock certificates representing the Shares from escrow upon the receipt of written notification from both the Seller and the Purchaser that the Note representing the Purchase Price has been paid in full.  The Purchaser may not pledge, sell, loan or otherwise create any direct or contingent third-party ownership interest in the Shares until such time as the Note representing the Purchase Price has been paid in full.

(o) Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

[Signature Page Follows]

Stock Purchase Agreement

IN WITNESS WHEREOF, this Agreement has been executed by each of the parties hereto as of April 19, 2010.

Purchase of Loto Inc. Common Stock:

Purchase Price: **USD$1.50 (ONE DOLLAR FIFTY U.S. CENTS)** PER SHARE

Total Shares of Stock Purchased: **19,300,000**

Total Purchase Price: **$28,950,000.00**- By Note

Due Date for Receipt of Purchase Price Proceeds: Per Note Exhibit A

Purchaser:

Print Full Legal Name:	2238646 ONTARIO INC.
Address:	23 Bedford Road, Toronto, Ontario, Canada, M5R 2J9

Telephone (with country code):	+1 (416) 366-6466
Fax Number:
E-mail:	jrb@randallbarrs.ca
Address for Notices and Delivery of Stock Certificate:	Per Escrow Agreement

Permanent Address (if different from above)	same

Legal form if an entity (trust, corporation, partnership, etc.):	corporation
Jurisdiction of organization if an entity:	Ontario, Canada

PURCHASER: 2238646 ONTARIO INC.

By:	/s/ Jason Randall Barrs
Name: Jason Randall Barrs
Title:

SELLER: Mhalka Capital Investments Ltd.

By:	/s/ Perpetum Finance Inc.
Name: Perpetum Finance Inc.
Title: Director
Address For Notices:
c/o Alyco Advisory AG, Stockerstrasse 44, PO Box 1502, 8027 Zurich, Switzerland

Stock Purchase Agreement

Exhibit A

FORM OF NOTE
(Attached)